[CORNELL CAPITAL PARTNERS LETTERHEAD]


April 3, 2006


SmarTire Systems Inc.
13151 Vanier Place, Suite 150
Richmond, British Columbia
V6V 2J1


Re: May 27 2005 $1.5 million 5% convertible debenture
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With respect to the $125,000 monthly payments that were to commence September 1,
2005 and were extended to October 21, 2005 to January 1, 2006 and further extended to April 1, 2006 on January 3, 2006, Cornell agrees to provide SmarTire with a further extension to May 1, 2006 to commence the monthly payments.


Yours very truly,

Cornell Capital Partners, LP


/s/ Mark Angelo
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By:  Mark Angelo
Its: President and Portfolio manager